Exhibit 99.1
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                                               June 9, 1997
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     DIGNITY  PARTNERS  ANNOUNCES   COMPLETION  OF  STOCK  REPURCHASE   PROGRAM,
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RE-ELECTION OF TWO DIRECTORS, NAME CHANGE AND NASDAQ TRADING SYMBOL CHANGE
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     SAN FRANCISCO -- (June 9, 1997) Dignity Partners,  Inc. (NASDAQ: DPNR) (the

"Company")  today  reported  that the  Company  completed  its share  repurchase

program.   The  Company   repurchased   a  total  of   1,038,500   shares  at  a

weighted-average price of $2.77.

         At its annual  stockholders'  meeting held today,  the  stockholders of

Dignity Partners,  Inc.  re-elected Alan B. Perper and Paul A. Volberding to the

Board of Directors. The stockholders also approved an amendment to the Company's certificate of incorporation to change the Company's name from Dignity Partners,

Inc. to Point West Capital  Corporation.  The Company anticipates that effective

July 1, 1997,  the Company's  NASDAQ Trading Symbol will be changed from DPNR to

PWCC.

(KEYWORD CALIFORNIA AND INDUSTRY KEYWORD: INSURANCE EARNINGS).
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CONTACTS:
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DIGNITY PARTNERS, INC., SAN FRANCISCO.
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Alan B. Perper, 415/394-9467
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